EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Commission file Nos. 333-27199 and 333-58847) of Mercury Waste Solutions, Inc. and Subsidiaries pertaining to the Mercury Waste Solutions, Inc. and Subsidiaries 1996 Stock Option Plan, of our report dated February 8, 2002, which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.


                                                     McGLADREY & PULLEN, LLP




Minneapolis, Minnesota
August 28, 2002